Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-219037, 333-175162, 333-37082 and 333-49780) pertaining to the Exelon Corporation Employee Savings Plan of our report dated June 22, 2021, with respect to the financial statements and supplemental schedule of the Exelon Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ MITCHELL & TITUS, LLP
Chicago, Illinois
June 22, 2021